EXHIBIT 10.3


                      INVESTMENT MANAGEMENT TRUST AGREEMENT

      This Investment Management Trust Agreement (this "AGREEMENT") is made as of February 28, 2007, by and between Churchill Ventures Ltd., a Delaware corporation (the "COMPANY"), and JPMorgan Chase Bank, NA (the "TRUSTEE").

      WHEREAS, the Company's Registration Statement on Form S-1, File No. 333-135741 (as amended, the "REGISTRATION STATEMENT"), for its initial public offering of securities (the "IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission ("EFFECTIVE DATE");

      WHEREAS, Banc of America Securities LLC is acting as the underwriter (the "UNDERWRITER") in the IPO;

      WHEREAS, the Company has completed a private placement of warrants to purchase 5,000,000 shares of the common stock of the Company for an aggregate purchase price of $5 million (the "PRIVATE PLACEMENT");

      WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to up to $3.5 million ($3.85 million if the underwriter's over-allotment option is exercised in full)(or the amount specified in a notice pursuant to Paragraph 2(f) hereof) is attributable to deferred underwriting commissions that will become payable by the Company to the Underwriter upon the consummation of a Business Combination (as defined in the Registration Statement) (the "DEFERRED DISCOUNT");

      WHEREAS, as described in the Company's Registration Statement, and in accordance with the Company's Amended and Restated Certificate of Incorporation, $100 million of the net proceeds (inclusive of the Deferred Discount) of the IPO and Private Placement ($109.65 million if the underwriters over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the public holders of the Company's common stock, par value $0.001 per share issued in the IPO, as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the "PROPERTY;" the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "PUBLIC STOCKHOLDERS," and the Public Stockholders and the Company will be referred to together as the "BENEFICIARIES"); and

      WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

      IT IS AGREED:

      1. AGREEMENTS AND COVENANTS OF TRUSTEE. The Trustee hereby agrees and covenants to:

      (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (the "TRUST ACCOUNT") established and maintained by the Trustee at a branch of JPMorgan Chase NY Bank selected by the Trustee;

      (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

      (c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in the JPMorgan Chase Trust Account, any other money market funds or accounts meeting the conditions of the Investment Company Act of 1940 or in any "Government Security". As used herein, Government Security means any security issued or guaranteed by the United States. See EXHIBIT D;

      (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

      (e) Notify the Company and the Underwriter of all communications received by it with respect to the Property requiring action by the Company;

      (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns, for itself or the Trust Account;

      (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

      (h) Render to the Company, to the Underwriter and to such other person as the Company may instruct in writing, monthly statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

      (i) If there is any income tax obligation relating to the income of the Property in the Trust Account as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation;

      (j) Upon written request from the Company, the Trustee shall distribute from the Trust Account to the Company such amount as may be requested by the Company; provided, however, that the amount distributed by the Trustee to the Company pursuant to this Section 1(j) at any one time shall not exceed $1,350,000 (the "NET Income");

      (k)Commence liquidation of the Trust Account promptly after receipt of and only in accordance with the terms of a letter ("TERMINATION LETTER"), in a form substantially similar to that attached hereto as either EXHIBIT A or EXHIBIT B, signed on behalf of the Company by its Chief Executive Officer and Secretary and affirmed by its entire Board of Directors, and complete the liquidation of the Trust Account and disburse the Property in the Trust Account (which disbursement shall include, in the event of a Business Combination, payment of the Deferred Discount to the Underwriter less $0.28 per share held by Public Stockholders who exercised their conversion option in connection with the Business Combination) only as directed in the Termination Letter and the other documents referred to therein; and

      (l) Permit or effect no distribution from the Trust Account except in accordance with Paragraphs 1(i), 1(j); 1(k) and 4(a).

      2. AGREEMENTS AND COVENANTS OF THE COMPANY. The Company hereby agrees and covenants to:

      (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer or Chief Financial Officer. In addition, except with respect to its duties under Paragraphs 1(j) and 1(k) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

      (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "INDEMNIFIED CLAIM"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel. The Company hereto acknowledges that the foregoing indemnities shall survive the resignation or removal of the Trustee or the termination of this Agreement;

      (c) There shall be no annual fee. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

      (d) Provide to the Trustee any letter of intent, agreement in principle or definitive agreement that is executed prior to November 1, 2008 in connection with a Business Combination, together with a certified copy of a unanimous resolution of the Board of Directors of the Company affirming that such letter of intent, agreement in principle or definitive agreement is in effect;

      (e) In connection with any vote of the Company's stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination; and

      (f) Within five business days after the Underwriter's over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee written notice

(with a copy to the Underwriter) of the total amount of the Deferred Discount, which shall in no event be less than $3,500,000.

      3. LIMITATIONS OF LIABILITY. The Trustee shall have no responsibility or liability to:

      (a) Take any action with respect to the Property, other than as directed in Paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

      (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

      (c) Change the investment of any Property, other than in compliance with Paragraph 1(c);

      (d) Refund any depreciation in principal of any Property;

      (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

      (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

      (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

      (h) File information returns with the United States Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property;

      (i) Pay any taxes on behalf of the Trust Account except as set forth in Paragraph 1(i); or

      (j) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Paragraphs 1(i) or 1(j) above.

      (k) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood for such loss or damage and regardless of the form of action.

      (l) In the event that the Trustee shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held under the terms of this Agreement until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

      4. TERMINATION. This Agreement shall terminate as follows:

      (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

      (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Paragraph 1(k) hereof, and disbursed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b).

      5. MISCELLANEOUS.

      (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached EXHIBIT C. Each instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on EXHIBIT C. The undersigned is authorized to certify that the signatories on EXHIBIT C are authorized signatories. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The

Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

      (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute one instrument.

      (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.

      (d) This Agreement or any provision hereof may only be amended or modified by a writing signed by each of the parties hereto, PROVIDED, HOWEVER, that no such amendment or modification (other than to correct a typographical or similar technical error) may be made to Paragraphs 1(i), 1(j), 1(k), 1(l) 2(d) and 2(e) and Exhibits A and B hereof without the consent of the Public Stockholders, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this Paragraph 6(d) with the same right and power to enforce this Paragraph 6(d) as either of the parties hereto. For purposes of this Paragraph 6(d), the "consent of the Public Stockholders" shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either
(a) 70% of the Public Stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the "DGCL"), have voted in favor of such amendment or modification or
(b) 70% of the Public Stockholders of record as of a record date established in accordance with Section 213(b) of the DGCL has delivered to such entity a signed writing approving such amendment or modification.

      (e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

      (f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

      if to the Trustee, to:              JPMorgan Chase Bank, NA
                                          4 New York Plaza - 21st Floor
                                          New York, New York 10004
                                          Fax No.: (212) 623-6168
                                          Attn: Rola Tseng

      if to the Company, to:              Churchill Ventures Ltd.
                                          50 Revolutionary Road
                                          Scarborough, New York 10510
                                          Fax No. (914) 762-1128
                                          Attn: Chief Executive Officer
      in either case with a copy to:      Banc of America Securities LLC

                                          40 West 57th Street
                                          New York, 10019
                                          Fax No: (212) 933-2217
                                          Attn: General Counsel

      and:                                Bingham McCutchen LLP
                                          399 Park Avenue
                                          New York, New York 10022
                                          Attn: Ann Chamberlain, Esq.
                                          Fax No.: (212) 752-5378

      and:                                Reitler Brown & Rosenblatt LLC
                                          800 Third Avenue, 21st Floor
                                          New York, New York 10022
                                          Attn: Robert S. Brown, Esq.
                                          Fax No.: (212) 371-5500

      (g) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

      (h) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

      (i) The Trustee hereby waives any and all right, title, interest or claim of any kind ("CLAIM") in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

      (j) In the event that the Trust Account shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Trustee is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

      (k) In the event that any party or the Trustee is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Trustee shall not be liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes. Performance under this Agreement shall resume when the Trustee is able to perform substantially.

      (l) Any corporation into which the Trustee in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee in its individual capacity shall be a party, or any corporation to which substantially all the escrow business of the Trustee in its individual capacity may be transferred, shall be the Trustee under this Agreement without further act.

      (m) Upon execution of this agreement, the Company shall provide the Trustee with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

      (n) The duties and responsibilities of the Trustee hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied. The Trustee shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in the Agreement

      (o) The Trustee hereby consents to the inclusion of JPMorgan Chase Bank, NA in the Registration Statement and other materials relating to the IPO.

      (p) To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account it opened, the Trustee will ask for information that will allow it to identify relevant parties.


                            [Signature page follows]

      IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

                                           JPMORGAN CHASE BANK, NA, as Trustee


                                           By: /s/ Rola Tseng
                                              -------------------------------
                                               Name:  Rola Tseng
                                               Title: Vice President



                                           CHURCHILL VENTURES LTD.

                                           By: /s/ Christopher Bogart
                                              -------------------------------
                                               Name:  Christopher Bogart
                                               Title: Chief Executive Officer

                                                                       EXHIBIT A

                     [LETTERHEAD OF CHURCHILL VENTURES LTD.]

                                  [INSERT DATE]

JPMorgan Chase Bank, NA
4 New York Plaza - 21st Floor
New York, New York 10004
Attn: Rola Tseng

         Re: TRUST ACCOUNT NO. ---- TERMINATION LETTER

Gentlemen:

      Pursuant to paragraph 1(k) of the Investment Management Trust Agreement between Churchill Ventures Ltd. (the "Company") and JPMorgan Chase Bank, NA (the "Trustee"), dated as of __________________ (the "Trust Agreement"), this is to advise you that the Company has entered into an agreement with __________________ (the "Target Business") to consummate a business combination with the Target Business (the "Business Combination") on or about [insert date]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination (the "Consummation Date").

      Pursuant to paragraph 2(e) of the Trust Agreement, we are providing you with [an affidavit][a certificate] of ___________, which verifies the vote of the Company's stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

      On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and
(ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the "Instruction Letter"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of counsel's letter and the Instruction Letter, (a) as directed in writing by the Underwriter, in an amount equal to the Deferred Discount less $0.28 per share held by Public Stockholders who exercised their conversion option in connection with the Business Combination; (b) to Public Stockholders who exercised their conversion option in connection with the Business Combination, in an amount equal to their pro rata share of the amounts in the Trust Account as of two business days prior to the Consummation Date (including the Deferred Discount and any income actually received on amounts in the Trust Account but less an amount equal to estimated taxes that are or will be due on such income at the relevant rate to be provided by the Company at the relevant time and less the amount of Net Income that has been released to the Company pursuant to paragraph 1(j) of the Trust Agreement); and (c) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the

Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be disbursed after the Consummation Date to the Company or be liquidated and distributed promptly. Upon the disbursement of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

      In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice, subject to subsequent instructions from the Company with respect to the disposition of the Trust Account, and the funds contained therein, in accordance with the Trust Agreement.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement.


                                        Very truly yours,


                                        Churchill Ventures Ltd.


                                        By: ____________________________________
                                            Christopher Bogart
                                            Chief Executive Officer and Director

                                        Affirmed:


                                              __________________________________
                                              Elizabeth O'Connell
                                              Chief Financial Officer, Secretary
                                              and Director


                                              __________________________________
                                              Itzhak Fisher
                                              Chairman and Director


                                              __________________________________
                                              Nir Tarlovsky
                                              Executive Vice President, Business
                                              Development and Director


                                              __________________________________
                                              Shraga Brosh
                                              Director


                                              __________________________________
                                              Gerhard Weisschadel
                                              Director

                                                                       EXHIBIT B

                     [LETTERHEAD OF CHURCHILL VENTURES LTD.]

                                  [INSERT DATE]

JPMorgan Chase Bank, NA
4 New York Plaza - 21st Floor
New York, New York 10004
Attn: Rola Tseng

        Re: TRUST ACCOUNT NO. ---- TERMINATION LETTER

Gentlemen:

      Pursuant to paragraph 1(k) of the Investment Management Trust Agreement between Churchill Ventures Ltd. (the "Company") and JPMorgan Chase Bank, NA (the "Trustee"), dated as of ____________________ (the "Trust Agreement"), this is to advise you that the Board of Directors of the Company has voted to dissolve the Company and the Company's stockholders have approved such dissolution. Attached hereto is a copy of the Company's Certificate of Dissolution, as field with the Secretary of State of the State of Delaware, certified by the Secretary of the Company as true and correct. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Agreement.

      In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account (including the Deferred Discount and any income actually received on amounts in the Trust Account). In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the "Transfer Date") in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. You shall commence and oversee the disbursement of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company; provided that an amount equal to 40% of any income earned on the Property shall remain in the Trust Account for the purpose of paying any income tax obligation related thereto. When all income tax obligations related to the income of the Property have been satisfied, you shall disburse the remaining funds, if any, in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation. Upon payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

                                       Very truly yours,


                                       Churchill Ventures Ltd.


                                       By: _____________________________________
                                           Christopher Bogart
                                           Chief Executive Officer and Director

                                       Affirmed:


                                             ___________________________________
                                             Elizabeth O'Connell
                                             Chief Financial Officer, Secretary
                                             and Director


                                             ___________________________________
                                             Itzhak Fisher
                                             Chairman and Director


                                             ___________________________________
                                             Nir Tarlovsky
                                             Executive Vice President, Business
                                             Development and Director


                                             ___________________________________
                                             Shraga Brosh
                                             Director


                                             ___________________________________
                                             Gerhard Weisschadel
                                             Director

                                    EXHIBIT C


AUTHORIZED INDIVIDUAL(S)                         AUTHORIZED TELEPHONE NUMBER(S)   Signature Specimens
FOR TELEPHONE CALL BACK
------------------------------------------       ----------------------------------------------------


COMPANY:

1.
2.

                                    EXHIBIT D


Funds will be deposited in a JPMorgan Chase Trust Account at libor minus 30 basis points. Should investments change from a JPMorgan deposit instrument fees' for the escrow will be assessed at seven basis points of principal amount of securities held.

                                    EXHIBIT E

Company's Wire instructions: